UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 28, 2005

YAK COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Florida	0-33471	98-0203422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Consilium Place, Suite 500 Toronto, Ontario, Canada	M1H 3G2
(Address of principal executive offices)	(Zip Code)

(647) 722-2752

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Previous independent accountants

In accordance with its engagement letter dated March 31, 2005, Horwath Orenstein LLP (“Horwath”) accepted the re-engagement as our independent auditor solely for the fiscal year ended June 30, 2005, and accordingly has resigned as our independent auditor effective October 28, 2005. Our Board of Directors accepted this resignation and approved the selection of new independent auditors, as described below.

The reports of Horwath on our financial statements for the fiscal years ended June 30, 2004 and 2005 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of our two most recent fiscal years ended June 30, 2004 and 2005, and for the subsequent interim periods preceding this resignation, there were no disagreements with Horwath on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Horwath, would have caused Horwath to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such years or interim periods.

We have provided a copy of this report to Horwath and requested that it furnish a letter addressed to the SEC stating whether it agrees with the statements made by us in response to this item. A copy of that letter, dated November 1, 2005 is filed as Exhibit 16.1 of this Form 8-K.

(b)	New independent accountants

On October 28, 2005, we engaged Ernst & Young LLP (“E&Y”) as our new independent auditor. This engagement was approved by the Audit Committee of our Board of Directors on October 28, 2005. There were no consultations during the two fiscal years ended June 30, 2005 between us and E&Y regarding the application of accounting principles or the type of audit opinion that might be rendered on our financial statements.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Description
16.1	Letter from Horwath Orenstein LLP, dated November 1, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yak Communications Inc.

Dated: November 3, 2005	By:	/s/ Charles Zwebner
Charles Zwebner
Chief Executive Officer

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Exhibit No.	Exhibit Description
16.1	Letter from Horwath Orenstein LLP, dated November 1, 2005.

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